Exhibit 11

      STATEMENT RE: COMPUTATION OF EARNINGS (LOSS) PER SHARE (RESTATED)
      -----------------------------------------------------------------

                                                                                      FOR THE THREE MONTHS ENDED
                                                                                            JUNE 30, 1995
                                                                                   --------------------------------
                                                                                                      ASSUMING
                                                                                     PRIMARY        FULL DILUTION
                                                                                   ------------    ----------------
Weighted average of outstanding shares                                              20,826,527       20,826,527

Common equivalent shares:
     Outstanding stock options                                                         394,297          394,297

Other potentially dilutive securities:                                                     N/A        3,895,652
                                                                                   ------------     ------------

Shares used in computing net income (loss) per share                                21,220,824       25,116,476
                                                                                   ============     ============

Net income (loss)                                                               $     (533,000)   $    (533,000)

Adjustments assuming full dilution:                                                        N/A              N/A
                                                                                   ------------     ------------

Net income (loss)                                                               $     (533,000)   $    (533,000)
                                                                                   ============     ============

Net income (loss) per share                                                     $        (0.03)   $       (0.03)

Dilution percentage assuming full dilution (1)                                             N/A              N/A

Net income (loss) per share                                                     $        (0.03)   $       (0.03)
                                                                                   ============     ============

                                                                                      FOR THE SIX MONTHS ENDED
                                                                                            JUNE 30, 1995
                                                                                   --------------------------------
                                                                                                       ASSUMING
                                                                                     PRIMARY        FULL DILUTION
                                                                                   -------------    ---------------
Weighted average of outstanding shares                                               20,518,375       20,518,375

Common equivalent shares:
     Outstanding stock options                                                          435,984          449,422

Other potentially dilutive securities:                                                      N/A        3,895,652
                                                                                   -------------    ---------------

Shares used in computing net income (loss) per share                                 20,954,359       24,863,449
                                                                                   =============    ===============

Net income (loss)                                                               $    (2,571,000)   $  (2,571,000)

Adjustments assuming full dilution:                                                         N/A              N/A

                                                                                   =============    ===============

Net income (loss)                                                               $    (2,571,000)   $  (2,571,000)
                                                                                   =============    ===============

Net income (loss) per share                                                     $         (0.12)   $       (0.12)

Dilution percentage assuming full dilution (1)                                              N/A              N/A

Net income (loss) per share                                                     $         (0.12)   $       (0.12)
                                                                                   =============    ===============

NOTES:

(1) Provided that dilution is greater than 3%, the convertible debentures are considered dilutive in the calculation and presentation of per share data. In periods of net losses, dilutive earnings per share equals primary earnings per share.